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                                                                      EXHIBIT 21


         (21) Subsidiaries of Registrant: As of March 15, 1997, the Company had the following subsidiary:


                           Name                     State of Incorporation
                           ----                     ----------------------
                  Portsmouth Savings Bank           New Hampshire


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